UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 29, 2008

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
People’s Republic of China
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2008, China Recycling Energy Corporation (the “Company”) received the resignation of Mingda Rong, Chief Financial Officer, effective immediately. Mr. Rong also resigned as a member of the Company’s Board of Directors.

On August 4, 2008, the Board of Directors approved the appointment of Xinyu Peng, age 40, as Chief Financial Officer of the Company to replace Mr. Rong, effective August 4, 2008. Prior to joining the Company, Mr. Peng served as Vice President of Tavistock Group Asia from January 2008 to July 2008. From November 2006 to July 2008, Mr. Peng served as Chief Financial Officer and Director of MOD3 Cabinets & Home LLC. From July 2003 to July 2008, he served as Chief Financial Officer of Creative Hospitality Concepts LLC. In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Peng. The employment agreement provides that Mr. Peng will receive compensation in the amount of $11,666 per month. The term of the employment agreement is for two years.

A press release announcing Mr. Peng’s appointment as Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description
99.1	Press release dated August 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 4, 2008	/s/ Guangyu Wu
Guangyu Wu Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 4, 2008